Exhibit 99.3

TERM SHEET

CONVERTIBLE PROMISSORY NOTES AND WARRANTS

This Term Sheet (“Term Sheet”) summarizes the principal terms of the Convertible Promissory Note and Warrant financing (the “Pre-Funded PIPE”) of Elroy Air, Inc., a Delaware corporation (the “Issuer”), to be consummated prior to the proposed business combination (the “Business Combination”) between Columbus Circle Capital Corp II (to be renamed Inflection Point Acquisition Corp. VII) (“IPAC”) and the Issuer, pursuant to a business combination agreement (the “Business Combination Agreement”). No legally binding obligations will be created until formal definitive agreements are executed and delivered by all parties. This Term Sheet is not a commitment to invest. The Convertible Promissory Notes and Warrants will be issued pursuant to securities purchase agreements (each, an “SPA”) to be entered into between the Issuer and each investor (each, an “Investor”).

Security:	Convertible Promissory Notes of the Issuer (the “Notes”) and warrants to purchase common stock (the “Common Stock”) of the Issuer (the “Warrants,” and together with the Notes, the “Securities”).

Note Maturity	One year after the issuance date (the “Maturity Date”).

Investment Size:	Up to $80 million at a 15% original issue discount.

Closing:	Closing of the Pre-Funded PIPE (the “Closing”) will occur prior to, and as a condition and inducement to, the signing of the Business Combination.

Ranking:	The Notes will be senior unsecured indebtedness ranking pari passu with each other and at least pari passu in right of payment with all other indebtedness of the Issuer and its subsidiaries.

Interest:	The Issuer shall pay simple interest on the unpaid principal amount of the Notes, which shall accrue beginning on the issue date at a rate equal to twelve percent (12%) per annum (the “Interest Rate”), computed on the basis of the actual number of days elapsed and a year of 365 days, until the principal amount and all interest accrued thereon are paid or converted, as provided herein. Interest shall not be due and payable until the Maturity Date or an earlier Event of Default, Business Combination, Qualified Financing or Change of Control.

Protective Provisions	While any Notes are outstanding, the Issuer shall not, either directly or indirectly, by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or the Issuer’s organizational documents) the written consent or affirmative vote of the holders of a majority of in interest (based on aggregate principal plus accrued and unpaid interest) of the Notes (which majority must include Inflection Point Fund I, LP to the extent it holds any Notes at the relevant time) (the “Requisite Holders”):

●	prior to the termination of the Business Combination Agreement, liquidate, dissolve or wind up the business and affairs of the Issuer, or effect any merger or consolidation or any other deemed liquidation event;

●	amend, alter or repeal any provision of the Issuer’s organizational documents in a manner that adversely affects the powers, preferences or rights of the Notes;

●	purchase or redeem (or permit any subsidiary to purchase or redeem) or, pay or declare any dividend or make any distribution on, any capital stock of the Issuer other than pursuant to the terms of any equity incentive plan of the Issuer and other than securities repurchased at cost from former employees and consultants of the Issuer in connection with the cessation of their service;

●	prior to the termination of the Business Combination Agreement, enter into, or enter into a material variation of, any agreement or transaction with any related person; provided however that that no approval shall be required for issuance of options, restricted stock units or other similar equity-linked awards to employees or other eligible persons under the Issuer’s equity incentive plan or any future incentive plan, equity plan or equity-based compensation plan or other similar arrangements established by the Issuer, regardless of whether they are otherwise a related person;

●	create, or authorize the creation of or issue, or authorize the issuance of any indebtedness, or permit any subsidiary to take any such action with respect to any indebtedness, other than equipment leases or trade payables incurred in the ordinary course, provided that, from and after the termination of the Business Combination Agreement, this restriction shall not apply to indebtedness that both (A) ranks junior to the Notes and (B) does not require or permit redemption, defeasement, repurchase, repayment or other payment prior to the repayment of the Notes; or

●	redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any indebtedness (other than the Notes) whether by way of payment in respect of principal of (or premium, if any) or interest on, such indebtedness, if at the time such payment with respect to such Indebtedness is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

Conversion in Connection with Business Combination:	Upon the closing of the Business Combination contemplated by the Business Combination Agreement, without any action on the part of the holders, the Issuer or any other party to the Business Combination Agreement, the unpaid principal amount of the Notes, together with any interest accrued but unpaid thereon as of the day prior to such Business Combination (such aggregate amount of principal and interest, the “BC Conversion Amount”), shall automatically convert into a number of fully paid and nonassessable shares of 12.0% Series A Cumulative Convertible Preferred Stock of PubCo (the “PubCo Preferred Stock”) having the rights, preferences and privileges set forth in a Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock equal to the quotient of the BC Conversion Amount divided by the BC Conversion Price (as defined below). For purposes of the Notes, “BC Conversion Price” shall mean $12.00. The holders shall be entitled to customary registration rights with respect to the PubCo Preferred Stock and any underlying shares of Common Stock issuable upon conversion thereof pursuant to a registration rights agreement.

Conversion in Connection with Qualified Financing:	If the Business Combination Agreement has been terminated without the Business Combination having closed, then upon the closing of a Qualified Financing (as defined below) prior to repayment or conversion of the Notes, at the option of each holder, the unpaid principal amount of such holder’s Note, together with any interest accrued but unpaid thereon, shall convert into fully paid and nonassessable shares of the capital stock of the Company issued and sold at the closing of such Qualified Financing (“Qualified Financing Stock”), at the applicable conversion price. As used herein, “QF Conversion Price” shall mean a price per share equal to the lowest price paid in cash by the purchasers of the Qualified Financing Stock sold in the Qualified Financing. As used herein, a “Qualified Financing” shall mean a transaction or series of transactions with the principal purpose of raising capital pursuant to which the Issuer issues and sells shares of its capital stock for aggregate gross proceeds of (x) at least $25,000,000 (excluding all principal and accrued interest underlying the Notes), or (y) such lesser amount as is consented to by such holder. The holders shall be entitled to customary registration rights with respect to the Qualified Financing Stock and any underlying shares of Common Stock issuable upon conversion thereof.

Change of Control:	If the Business Combination Agreement has been terminated without the Business Combination having closed, at the option of each Holder, (i) immediately prior to the closing of a change of control, the unpaid principal amount of their respective Notes, together with any interest accrued but unpaid thereon, shall convert into fully paid and nonassessable shares of Common Stock of the Issuer at a price per share equal to the CoC Price (the “CoC Conversion”); provided, however, that as an alternative to the actual conversion into the Issuer’s Common Stock pursuant to such CoC Conversion, the Issuer may deem the unpaid principal amount of the applicable Note, together with any interest accrued but unpaid thereon, to have converted into the Company’s Common Stock at a price per share equal to the CoC Price, and each holder shall be entitled to receive the same consideration payable to the holders of the Issuer’s Common Stock, on a pro rata and pari passu basis, in connection with such change of control, as if such holder were an actual holder of such shares of Common Stock or (ii) upon the closing of a Change of Control, each holder shall be entitled to receive their Cash-Out Amount. As used herein, “Cash-Out Amount” means an amount equal to (i) two (2) times the then outstanding principal amount under the applicable Note, plus (ii) all then accrued but unpaid interest under the applicable Note. As used herein, “CoC Price” means an amount obtained by dividing (x) $620,000,000 by (y) as of immediately prior to the conversion of the applicable Note, the fully-diluted capital stock of the Issuer, but specifically excluding (a) the Notes and the securities directly or indirectly issuable upon conversion or exchange of the Notes, (b) other outstanding convertible promissory notes, SAFEs, or other convertible indebtedness, and the securities directly or indirectly issuable upon conversion or exchange thereof, and (c) shares of the Issuer’s Common Stock reserved and not issued or subject of outstanding awards under any equity incentive or similar plan of the Company. The holders shall be entitled to customary registration rights with respect to the any securities of an issuer that is subject to reporting pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are issued as consideration to the holders in the CoC Conversion.

Events of Default:	“Event of Default” shall mean the occurrence of any one of the following events, which, in the case of clause (A) below, is not promptly cured by the Issuer following thirty (30) days written notice thereof, unless the holder has waived such Event of Default by delivery of written notice of such waiver to the Issuer: (A) a breach of any representation, warranty, covenant or agreement of the Issuer contained in the purchase agreement or the Notes; (B) failure to pay any amount of principal or interest due hereunder when due (including by conversion in connection with a Business Combination, Qualified Financing or Change of Control) and such failure continues for five (5) days after written notice thereof; (C) entry of a decree or order by a court having jurisdiction adjudging the Issuer bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days; (D) the commencement by the Issuer of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by the Issuer to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by the Issuer to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or of any substantial part of the property of the Issuer, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the discontinuance of the business, dissolution, winding up, liquidation or cessation of the existence by or of the Issuer, or the taking of corporate action by the Issuer in furtherance of any such action; (E) the adoption by the Issuer’s board of directors or stockholders of any a resolution for the liquidation, dissolution or winding up of the Issuer; or (F) the Borrower fails to pay when due any of its indebtedness (other than indebtedness arising under the Notes), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness.

Covenants:	The definitive agreements will include other standard negative and affirmative covenants for this type of financing.

Warrant Coverage:	Each investor will receive Warrants to purchase a number of shares of Common Stock equal to the total number of shares of Common Stock into which such investor’s Note is initially convertible upon closing of the Business Combination. The Warrants will have an initial exercise price of $12.00 per share of Common Stock, subject to adjustment for unit splits, unit combinations, unit distributions and similar recapitalization events, and full-ratchet anti-dilution adjustments (applicable only following termination of the Business Combination Agreement). The Warrants have a term of five (5) years, commencing upon the termination of the Business Combination Agreement (if the Business Combination Agreement is terminated) or, if the Business Combination is consummated upon such consummation. Upon consummation of the Business Combination, the Warrants will be exchanged for warrants in IPAC following the Business Combination.

Closing Conditions:	Standard conditions to closing for a financing of this type.

Amendments:	The Notes may be amended to modify the terms of the Notes only with the approval of the Issuer and the affirmative vote or written consent of the Requisite Holders. No consideration shall be offered or paid to any holder of Notes to amend or consent to a waiver or modification of any provision of the Notes unless the same consideration is also offered to all holders of Notes. Any amendment that would disproportionately, materially and adversely modify any rights of any individual Noteholder (as compared to other Noteholder), or impose additional financial obligations or liabilities on any individual Noteholder, shall require the prior written consent of such affected holder. The Warrants are subject to similar amendment provisions.

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